As filed with the Securities and Exchange Commission on February 2, 2006
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-0595760 (I.R.S. Employer Identification Number)

1221 Broadway Oakland, California 94612-1888 (510) 271-7000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Laura Stein
Senior Vice President — General Counsel and Secretary
The Clorox Company
1221 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Name, address, including zip code, and
telephone number, including area code, of
agent for service)
THE CLOROX COMPANY 2005 STOCK INCENTIVE PLAN
(Full title of the plan)

With Copy to:
JOSEPH L. SEILER III, ESQ.
MARTHA N. STEINMAN, ESQ.
LeBOEUF, LAMB, GREENE & MacRAE LLP
125 WEST 55TH STREET
NEW YORK, NY 10019
(212) 424-8000

CALCULATION OF REGISTRATION FEE

Amount
Title of Each	to be	Proposed Maximum	Proposed Maximum
Class of Securities	Registered(1)	Offering Price Per	Aggregate Offering	Amount of
to be Registered		Share(2)	Price	Registration Fee
Common Stock, $1.00 par value per share	7,303,217	$58.49	$427,165,163	$22,994.97

1.	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

2.	Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on January 30, 2006, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

3.	Pursuant to Rule 457(p) under the Securities Act of 1933, the aggregate total registration fee of $45,706.67 is offset by the registration fee previously paid by The Clorox Company (the“Registrant”) with respect to unissued and unused shares of Common Stock previously registered by the Registrant on its Registration Statement on Form S-8 (Registration No. 333-90386). The amount of the registration fee was calculated as the difference between the aggregate registration fee of $45,706.67 (calculated based on the number of shares to be offered and sold under The Clorox Company 2005 Stock Incentive Plan) less $22,711.70, which represents the portion of the registration fee associated with 5,286,217 deregistered shares that was previously paid in connection with the Registration Statement on Form S-8 (Registration No. 333-90386). The Registrant is filing a post-effective amendment to its Registration Statement on Form S-8 (Registration No. 333-90386) to deregister 5,286,217 unissued shares contemporaneously with the filing of this Registration Statement.

PART I I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
     The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by The Clorox Company (the “Registrant”) are incorporated by reference in this Registration Statement:
          (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed August 31, 2005 (SEC File No. 1-07151);
          (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 4, 2005 (SEC File No. 1-07151);
          (c) The Registrant’s Current Report on Form 8-K, filed September 14, 2005 (SEC File No. 1-07151);
          (d) The Registrant’s Current Report on Form 8-K, filed September 26, 2005 (SEC File No. 1-07151);
          (e) The Registrant’s Current Report on Form 8-K, filed November 21, 2005 (SEC File No. 1-07151);
          (f) The Registrant’s Current Report on Form 8-K, filed January 10, 2006 (SEC File No. 1-07151); and
          (g) The Registrant’s Registration Statement on Form 8-A/A, filed February 2, 2006 (SEC File No. 1-07151).
     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law (8 Delaware Code §145), the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. In addition, the Registrant’s Restated Certificate of Incorporation provides for indemnification of its directors and officers.
     Article Eight of the Registrant’s Restated Certificate of Incorporation provides that anyone who is or was a director or officer of the Registrant shall be indemnified and held harmless to the fullest extent authorized by the Delaware General Corporation Law. This includes indemnity against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement).
     Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws, or state or federal environmental laws.
     Article Nine of the Registrant’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (relating to certain unlawful payments of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper benefit.
     Policies of insurance are maintained by the Registrant under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceeding, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
     In addition, the Registrant has entered into various agreements whereby it has agreed to indemnify its officers and directors for specific liabilities that they may incur in such capacities, including any liability that may arise in the management of the Registrant’s employee benefit plans. In addition, the Registrant has entered into change of control agreements with certain of its officers pursuant to which, among other things, it has agreed to make an additional payment to the officer in respect of any tax imposed on the officer under Section 4999 of the Internal Revenue Code of 1986, as amended (which deals with certain payments contingent on a change in control).

Item 8. Exhibits.
     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (filed as Exhibit 3(iii) to the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, incorporated herein by reference).

4.2	Bylaws (restated) of the Company (filed as Exhibit 3(ii) to the Annual Report on Form 10-K for the year ended June 30, 2003, incorporated herein by reference.

5.1	Opinion of General Counsel of the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

99.1	The Clorox Company 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K, filed on November 21, 2005, incorporated herein by reference).
Item 9.  Undertakings.
     A. The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     Provided, however, that:

     (A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-closing effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements. Notwithstanding the foregoing, with respect to registrant statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the registrant is relaying on Rule 430B:

               (A) Each prospectus field by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior t such effective date; or
               (ii) If the registrant is subject to Rule 430(C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, The Clorox Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on the 2nd day of February, 2006.

THE CLOROX COMPANY
By:	/s/ G.E. Johnston
G. E. Johnston
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     The undersigned do hereby constitute and appoint Laura Stein, Daniel J. Heinrich, and Gerald E. Johnston, or any of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of February, 2006.

Signature	Title

/s/ G. E. Johnston G. E. Johnston	Chairman and Chief Executive Officer
/s/ D. J. Heinrich D. J. Heinrich	Senior Vice President — Chief Financial Officer (Principal Financial Officer)
/s/ T. D. Johnson T. D. Johnson	Vice President — Controller (Principal Accounting Officer)
/s/ R. W. Matschullat R. W. Matschullat	Presiding Director
/s/ D. Boggan, Jr. D. Boggan, Jr.	Director

Signature	Title
/s/ T. M. Friedman T. M. Friedman	Director
/s/ G. Harad G. Harad	Director
/s/ G. G. Michael G. G. Michael	Director
/s/ J. L. Murley J. L. Murley	Director
/s/ L. R. Scott L. R. Scott	Director
/s/ M. E. Shannon M. E. Shannon	Director
/s/ P. Thomas-Graham P. Thomas-Graham	Director
/s/ C. M. Ticknor C. M. Ticknor	Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (filed as Exhibit 3(iii) to the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, incorporated herein by reference).

4.2	Bylaws (restated) of the Company (filed as Exhibit 3(ii) to the Annual Report on Form 10-K for the year ended June 30, 2003, incorporated herein by reference.

5.1	Opinion of General Counsel of the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

99.1	The Clorox Company 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K, filed on November 21, 2005, incorporated herein by reference).